SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 18, 2010

OMNICOMM SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-25203	11-3349762
(Commission File Number)	(IRS Employer Identification No.)

2101 W. Commercial Blvd. Suite 4000, Ft. Lauderdale, FL	33331
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 473-1254

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 3, 2009, we acquired certain tangible and intangible EDC assets, formerly owned by Logos Technologies Capital Ltd. (“Logos EDC Assets”), pursuant to a Sale Agreement related to the Administration process in the United Kingdom (“UK”). The Company purchased from Logos Technologies (in Administration), the Logos EDC Assets including equipment, devices, computer hardware and other computer systems, certain intellectual property, contracts, customer lists and other assets specifically identified in schedules to the Sale Agreement. On that date we also executed a Call Option Deed (“Call Option”) between our wholly-owned subsidiary, OmniComm Ltd. (“OmniComm UK”) and Mr. Simon Kemp, 50% owner of Logos Holdings Limited.

On May 18, 2010 we entered into a Stock Purchase Agreement (“Agreement”) with Simon Kemp (the “Seller”) pursuant to which we purchased 50% of the issued and outstanding Stock (as defined in the Agreement) of Logos Holdings Limited, a company duly organized under the laws of the United Kingdom (“Logos”), in exchange for 400,000 shares of our common stock, par value $.001 per share. The purchase of the Stock was a result of our exercise of the Call Option. Pursuant to the Call Option, OmniComm UK had the option to purchase all of the Stock owned by Seller in Logos in accordance with the terms of the Call Option. On December 31, 2009, OmniComm UK assigned all of its rights under the Call Option to us.

The Agreement provides that in the event Seller cannot convey his legal interest in the Stock to us for any reason, including pursuant to any agreement Seller entered into with the holder of the remaining 50% of the issued and outstanding Stock of Logos, or if prohibited by UK law, then the sale, transfer and conveyance shall be deemed only a sale, transfer and conveyance of all of Seller’s beneficial interest in and to the Stock.

Logos is a healthcare technology company that provides server-based electronic data capture (“EDC”) solutions and related value-added services clinical trial sponsors worldwide. Logos was the holding company which owned Logos Technologies Ltd (“Logos Technologies”) prior to Logos Technologies being placed into Administration.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such Agreement, which is filed as Exhibit 10.32 hereto and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description

10.32	Agreement by and between OmniComm System, Inc. and Simon Kemp dated May 18, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

OmniComm Systems, Inc.

May 24, 2010	By:	/s/ Ronald T. Linares
Ronald T. Linares
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.32	Agreement by and between OmniComm System, Inc. and Simon Kemp dated May 18, 2010

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